Exhibit 10.6

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE ALLIANCE DATA SYSTEMS CORPORATION

2015 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of June 26, 2017 (the “Grant Date”) by and between Alliance Data Systems Corporation (the “Company”) and [Name] (the “Participant”) who is a non-employee director of the Company.

WHEREAS, pursuant to the Company’s 2015 Omnibus Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge his ownership of, the Company’s common stock, $0.01 par value per share (“Stock”), so that the Participant may have a direct proprietary interest in the Company’s success.

WHEREAS, the Company desires to have the Participant continue to serve on the Company’s Board of Directors (“Board”) and to provide the Participant with an incentive.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.     Basis for Award.  The Award is made under the Plan pursuant to Section 6(f) thereof.

2.     Restricted Stock Units Awarded.

     (a)     The Company hereby awards to the Participant, in the aggregate, [##] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

     (b)     Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant.  By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

      (c)     Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 4 of this Agreement, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to Stock or cash underlying the Award shall immediately terminate without any payment or consideration by the Company, in the event of a Participant’s early termination of service as provided in Section 5 below.

3.     Dividend Equivalent Rights.  If the Company pays any cash dividend on its outstanding Stock for which the record date occurs after the Grant Date, the Committee will credit the Participant’s account as of the dividend payment date in an amount equal to the cash dividend paid on one share of Stock multiplied by the number of Restricted Stock Units under this Agreement that are unvested as of that record date (“Dividend Equivalents”).  Such Dividend Equivalents will be subject to the vesting requirements of Section Error! Reference source not found. below, and no Dividend Equivalent will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

4.     Vesting.  Subject to Sections 2 and 5 of this Agreement, the restrictions thereon will lapse and Award will vest upon the earlier of:

(a)     The Participant’s termination of service, which for the purposes of this Agreement is defined as (i) the Participant’s separation of service from the Board at the end of the Participant’s elected term of service; (ii) the Participant’s death; or (iii) the Participant’s Disability; or

(b)     June 25,  2027.

Notwithstanding the foregoing, subject to the limitations of the Plan, the Committee may accelerate the vesting of all or part of the Award at any time and for any reason. As soon as practicable after the Award vests and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse) and cash in the amount of any Dividend Equivalents credited to the Participant’s account with respect to such shares of Stock.  The Committee shall cause the Stock to be electronically delivered to the Participant’s electronic account with respect to such Stock free of all restrictions.  Pursuant to Section 12,  any cash and/or the number of shares of Stock delivered shall be net of cash and/or the number of shares of Stock withheld for satisfaction of Tax-Related Items (as defined below), if applicable.

5.     Forfeiture for Early Termination of Service.  Unless otherwise determined by the Committee at time of grant or thereafter or as otherwise provided in the Plan, if the Participant terminates his service prior to the end of his elected term, any unvested portion of any outstanding Award held by a Participant at the time of such early termination of service will be forfeited upon such termination.

6.     Participant.

Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units and Dividend Equivalent Rights may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.     Adjustments; Change in Control.

(a)     In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares that may be issued in respect of Restricted Stock Units.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b)     In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award.  If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee.  Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

8.     Clawback.  Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation, noncompetition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions).  Notwithstanding anything in the Plan or any Agreement to the contrary, if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.  Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment) and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

9.     Compliance with Law.  Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or deliver any Stock to the Participant hereunder, if the exercise thereof or the issuance or delivery of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company shall in no event be obliged to register any securities pursuant to the U.S. Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

10.     No Right to Re-election or Continued Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company as a non-employee director nor shall the Agreement be deemed to create any obligation of the Board to nominate any of its members for re-election by the Company stockholders nor confer on the Participant the right to remain a member of the Board for any period of time or at any particular rate of compensation.  This Agreement shall not interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved.  Participant acknowledges and agrees that the continued vesting of the Restricted Stock Units granted hereunder is premised upon his provision of future services as a member of the Board and vesting of such Restricted Stock Units shall not accelerate upon his termination of service for any reason unless specifically provided for herein.

11.     Representations and Warranties of Participant.  The Participant represents and warrants to the Company that:

(a)     Agrees to Terms of the Plan.  The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

(b)     Cooperation.  The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)     No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock.  The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

12.     Responsibility for Taxes.  The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company.  The Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to the Award and the receipt of any Dividend Equivalents; and (b) does not commit to and is under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Furthermore, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company, or  its agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s cash compensation paid to the Participant by the Company, (iii) withholding from the proceeds of the sale of Stock acquired pursuant to the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the shares of Stock subject to the Restricted Stock Units, provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Participant may elect the form of withholding from the alternatives above in advance of any tax withholding event, and in the absence of the Participant's timely election, the Company will withhold in shares of Stock, or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any withholding obligations for Tax‑Related Items.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock.   If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the Stock, the proceeds of the sale of Stock or cash in the amount of any Dividend Equivalents if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

13.     Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until the Participant shall have become the holder of record of such Stock, and no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which Participant shall become the holder of record thereof.

14.     Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided,  that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to Participant’s address as recorded in the records of the Company.

15.     Governing Law; Choice of Venue.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed.

16.     Electronic Transmission and Participation.  The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

17.     Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.     Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.     Waiver.  The Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other Participant.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS
CORPORATION

By:
Joseph L. Motes, III
SVP, General Counsel and Secretary

PARTICIPANT

[PARTICIPANT NAME]